UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2009

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 9, 2009, Hexion Specialty Chemicals, Inc. (“Hexion”) issued a press release announcing that Hexion’s tender offer for its outstanding 8.375% Debentures due 2016 (the “8.375% Debentures”), 9.200% Debentures due 2021 (the “9.200% Debentures”), and 7.875% Debentures due 2023 (the “7.875% Debentures” and, together with the 8.375% Debentures and the 9.200% Debentures, the “Notes”) was completed. Hexion received tenders of $5,031,000 aggregate principal amount of the 8.375% Debentures (approximately 6.49% of the total outstanding principal amount of such Notes), $5,289,000 aggregate principal amount of the 9.200% Debentures (approximately 4.98% of the total outstanding principal amount of such Notes), and $10,775,000 aggregate principal amount of the 7.875% Debentures (approximately 4.64% of the total outstanding principal amount of such Notes).

Hexion has accepted for purchase all of the Notes validly tendered (and not validly withdrawn) in the tender offer and the settlement date for the tender offer is expected to occur on June 12, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 9, 2009 titled, “Hexion Specialty Chemicals, Inc. Announces Expiration and Final Results of the Previously Announced Modified Dutch Auction Tender Offer for Debentures.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: June 9, 2009	By:	/s/ George F. Knight
George F. Knight
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated June 9, 2009 titled, “Hexion Specialty Chemicals, Inc. Announces Expiration and Final Results of the Previously Announced Modified Dutch Auction Tender Offer for Debentures.”